Exhibit (m)(xvi) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K


                              VISION GROUP OF FUNDS

                        CLASS A SHARES AND CLASS S SHARES

                                 RULE 12B-1 PLAN

      This Plan ("Plan") is adopted as of this 1st day of November, 2000, by the Board of Trustees of VISION GROUP OF FUNDS (the "Trust"), a Delaware business trust, with respect to certain classes of shares ("Classes") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

      1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended ("Act"), so as to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Classes of the Funds ("Shares").

      2. This Plan is designed to finance activities of Federated Securities Corp. ("FSC") principally intended to result in the sale of Shares to include:
(a) providing incentives to broker/dealers and other financial institutions ("Institutions") to sell Shares; (b) paying for the costs incurred in conjunction with advertising and marketing of Shares to include expenses of preparing, printing and distributing prospectuses and sales literature to prospective shareholders, or Institutions; and (c) other costs incurred in the implementation and operation of the Plan. In compensation for services provided pursuant to this Plan, FSC will be paid a fee in respect of the following Classes set forth on the applicable exhibit.

      3. Any payment to FSC in accordance with this Plan will be made pursuant to the "Distributor's Contract" entered into by the Trust and FSC. Any payments made by FSC to Institutions with funds received as compensation under this Plan will be made pursuant to the "Rule 12b-1 Agreement" entered into by FSC and the Institutions.

      4. FSC has the right (i) to select, in its sole discretion, the Institutions to participate in the Plan and (ii) to terminate without cause and in its sole discretion any Rule 12b-1 Agreement.

      5. Quarterly in each year that this Plan remains in effect, FSC shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written report of the amounts expended under the Plan and the purpose for which such expenditures were made.

      6. This Plan shall become effective with respect to each Class (i) after approval by majority votes of: (a) the Trust's Board of Trustees; and (b) the members of the Board of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan or in any related documents to the Plan ("Disinterested Trustees"), cast in person at a meeting called for the purpose of voting on the Plan; and
(ii) upon execution of an exhibit adopting this Plan with respect to such Class.

      7. This Plan shall remain in effect with respect to each Class presently set forth on an exhibit and any subsequent Classes added pursuant to an exhibit during the initial year of this Plan for the period of one year from the date set forth above and may be continued thereafter if this Plan is approved with respect to each Class at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such Plan. If this Plan is adopted with respect to a Class after the first annual approval by the Trustees as described above, this Plan will be effective as to that Class upon execution of the applicable exhibit pursuant to the provisions of paragraph 6(ii) above and will continue in effect until the next annual approval of this Plan by the Trustees and thereafter for successive periods of one year subject to approval as described above.

       8. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on it.

      9. This Plan may not be amended in order to increase materially the costs which the Classes may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of the Classes as defined in Section 2(a)(42) of the Act.

      10. This Plan may be terminated with respect to a particular Class at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Class as defined in Section 2(a)(42) of the Act; or (c) by FSC on 60 days' notice to the Trust.

      11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

      12. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Paragraph 10 herein.

13. The execution and delivery of this Plan have been authorized by the Trustees of the Trust and signed by an authorized officer of the Trust, acting as such, and neither authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Plan are not binding upon any of the Trustees or shareholders of the Trust, but bind only the appropriate property of the Fund, or Class, as provided in the Charter Documents.

14. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

                                    VISION GROUP OF FUNDS

                                    By:  /S/ BETH S. BRODERICK
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President
                                    Date:  November 1, 2000



                                    EXHIBIT A

                                     to the

                                 Rule 12b-1 Plan

                              VISION GROUP OF FUNDS

                               CLASS A SHARES OF:

                       Vision Intermediate Term Bond Fund

                        Vision International Equity Fund

                           Vision Large Cap Core Fund

                          Vision Large Cap Growth Fund

                           Vision Large Cap Value Fund

                  Vision Managed Allocation Fund - Aggressive Growth
                 Vision Managed Allocation Fund - Conservative Growth

                   Vision Managed Allocation Fund - Moderate Growth

                            Vision Mid Cap Stock Fund

                      Vision New York Municipal Income Fund

                    Vision Pennsylvania Municipal Income Fund

                           Vision Small Cap Stock Fund

                     Vision U.S. Government Securities Fund

      This Plan is adopted by VISION GROUP OF FUNDS with respect to the Class of Shares of the portfolio(s) of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Class A Shares of each individual Fund listed above held during the month.

      Witness the due execution hereof this 1st day of November, 2000.

                                    VISION GROUP OF FUNDS


                                    By: /S/ BETH S. BRODERICK
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                    EXHIBIT B

                                     to the

                                 Rule 12b-1 Plan

                              VISION GROUP OF FUNDS

                               CLASS S SHARES OF:

                            Vision Money Market Fund

                        Vision Treasury Money Market Fund

      This Plan is adopted by VISION GROUP OF FUNDS with respect to the Class of Shares of the portfolio) of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of the Class S Shares of Vision Money Market Fund and Vision Treasury Money Market Fund during the month.

      Witness the due execution hereof this 1st day of November, 2000.

                                    VISION GROUP OF FUNDS


                                    By: /S/ BETH S. BRODERICK
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President

                                    EXHIBIT C

                                     to the

                                 Rule 12b-1 Plan

                              VISION GROUP OF FUNDS

              VISION INSTITUTIONAL LIMITED DURATION U.S. GOVERNMENT FUND
                     VISION INSTITUTIONAL PRIME MONEY MARKET FUND

                    VISION PENNSYLVANIA MUNICIPAL INCOME FUND

      This Plan is adopted by VISION GROUP OF FUNDS with respect to the Class of Shares of the portfolio) of the Trust set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of .25 of 1% of the average aggregate net asset value of each individual Fund listed above held during the month.

      Witness the due execution hereof this 1st day of November, 2000.

                                    VISION GROUP OF FUNDS


                                    By: /S/ BETH S. BRODERICK
                                       ---------------------------
                                    Name:  Beth S. Broderick
                                    Title:  Vice President